HERSHA HOSPITALITY TRUST

510 Walnut Street | 9th Floor

Philadelphia | PA | 19106

p. 215.238.1046 | f. 215.238.0157

hersha.com

HERSHA HOSPITALITY TRUST ANNOUNCES

FIRST QUARTER 2016 RESULTS

-  Consolidated Portfolio RevPAR Growth Excluding Renovations of 4.6%  -

- Comparable Portfolio RevPAR Growth Excluding Renovations of 2.7% -

-  Q1 2016 Hotel EBITDA Growth of 6.3% -

-  7 Hotel Cindat JV on Track to Close -

Philadelphia, PA, April 28, 2016 -- Hersha Hospitality Trust (NYSE: HT) (“Hersha” or the “Company”), owner of upscale hotels in urban gateway markets, today announced results for the first quarter ended March 31, 2016.

First Quarter 2016 Financial Results

Adjusted Funds from Operations (“AFFO”) per diluted common share and OP Unit was $0.28 in first quarter 2016, a 7.7%  increase from AFFO of $0.26 per diluted common share and OP Unit reported in first quarter 2015.

AFFO in first quarter 2016 decreased by $563,000, or 4.1%, to $13.2 million, compared to $13.7 million in first quarter 2015.  The decline in AFFO was the result of decreased revenue due to renovation disruption at five of the Company’s consolidated properties, as well as renovation disruption at one of the Company’s joint-venture hotels.  The Company’s weighted average diluted common shares and units of limited partnership interest in Hersha Hospitality Limited Partnership (“OP Unit”) outstanding were approximately 46.9 million as of March 31, 2016, compared to approximately 51.9 million as of March 31, 2015.

Mr. Jay H. Shah, Hersha’s Chief Executive Officer, stated, “We were pleased to generate 6.3% EBITDA growth in the year’s most difficult quarter. Our view for the remainder of 2016 is constructive.  We are operating in a favorable macroeconomic environment, with increasing consumer and government spending, and an improving housing market.  Combined with sustained lodging demand and high occupancies within our six gateway markets,  we are expecting our renovated, high-quality and geographically diverse portfolio in 2016 to generate accelerating growth in the coming months.  In the first quarter, our comparable portfolio, excluding renovations at our Courtyard in Brookline and four of our Hampton Inns in Manhattan, reported 2.7% RevPAR growth year-over-year, in-line with our expectations.  Rate-based gains drove Hotel EBITDA to increase to $31.3 million,  as the industry and our portfolio continued to benefit from pricing power from continuing demand growth despite increasing supply.    As we proceed through 2016, we remain focused on executing revenue management, international mix and ecommerce strategies.  Close alignment with our operators is expected to help drive outperformance in our markets, and allows us to leverage the industry’s positive fundamentals and drive profitability.”

Mr. Shah continued, “The sale of seven of our limited service hotels in Manhattan to a newly formed joint venture with Cindat announced in February is on track to close.  The transformative $571.4 million joint venture is structured with Cindat as the 70% preferred joint venture partner and we will retain a 30.0% equity interest.  The transaction illustrates the strong demand from offshore capital sources seeking yield from cash generating real estate in leading gateway markets in the United States.    The anticipated capital gains have been re-invested in acquisitions of higher growth hotels in our strategic gateway markets of Washington, DC and Northern California.  Since 2010, the Company has re-deployed more than $1.0 billion of sales proceeds into high growth acquisitions and accretive share repurchases, demonstrating our value creation philosophy and commitment to driving total shareholder returns.”

First Quarter 2016 Operating Results

The best performing market during the first quarter was the Company’s comparable Washington, DC Urban portfolio, which reported 9.4% RevPAR growth.  The Company’s comparable West Coast and Philadelphia portfolios reported 6.5% and 3.5% RevPAR growth, respectively.

As planned, during the first quarter the Company undertook significant, brand-mandated refreshes at five hotels – four in Manhattan and the Company’s largest Boston hotel, which negatively impacted operating results.  Revenue per available room (“RevPAR”) at the Company's 51 comparable hotels increased 0.6% to $141.58 in first quarter 2016.  Excluding these renovations, the Company's comparable portfolio reported 2.7% RevPAR growth to $144.50,  while average daily rate (“ADR”) rose 2.4% to $184.92, and occupancy increased 25 basis points to 78.1%.  Excluding renovations, comparable hotel EBITDA margins were flat at 30.6%.    Consolidated portfolio Hotel EBITDA increased 6.3%, or $1.9 million, to $31.3 million.

New York City and Manhattan

The New York City hotel portfolio, which includes the five boroughs, consisted of 17 hotels as of March  31, 2016.  As previously mentioned, four of the Company’s Hampton Inn properties in Manhattan were under renovation during the first quarter.  Excluding renovations, the Company’s comparable New York City hotel portfolio reported a 2.0% RevPAR increase to $142.71, despite a 2.0% ADR decline to $165.59 as new supply continued to impact rate growth.  Occupancy rose 340 basis points to 86.2%, a high for the New York City portfolio during the current cycle.

The Manhattan hotel portfolio consisted of 14 hotels as of March  31, 2016.  The Company’s comparable Manhattan hotel portfolio reported 3.8% RevPAR growth to $149.32 excluding the four Hampton Inns under renovation.  However, the delivery of new supply inhibited rate growth, driving a 1.5% ADR decline to $169.29.    Occupancies remained robust at 88.2%, increasing 451 basis points.   In the first quarter, excluding hotels under renovation, the Company outperformed the Manhattan market by 550 basis points, the 9th consecutive quarter of market outperformance.  Excluding the hotels under renovation, Hotel EBITDA margins increased 40 basis points to 22.6%.

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Financing

As of March  31, 2016, the Company maintained significant financial flexibility with approximately $23.7 million of cash and cash equivalents, and $68.2 million available on the Company’s senior unsecured credit facility.  As of March  31, 2016,  47.0% of the Company’s consolidated debt was fixed rate debt or hedged through interest rate swaps and caps.  The Company’s total consolidated debt had a weighted average interest rate of approximately 3.65% and a weighted average life-to-maturity of approximately 3.4 years.

Acquisitions

On January 28, 2016, the Company closed on the 60-room Sanctuary Beach Resort in Monterey, CA for $39.4 million following the assumption of the property’s $14.7 million loan.

On March 9, 2016, the Company closed on the 238-room Hilton Garden Inn M Street for $106.5 million.  The Hilton Garden Inn M Street, which opened in May 2014, occupies a prime location on the corner of 22nd and M Streets at the confluence of DuPont Circle, Foggy Bottom, Georgetown, Downtown and the West End.  The hotel is surrounded by 4.5 million square feet of office space, and proximate to all of Washington, DC’s major corporate, government, diplomatic, and leisure demand drivers.

Share Repurchase Activity

In first quarter 2016, the Company repurchased approximately 116,000 common shares for an aggregate repurchase price of approximately $2.3 million.

As of April 28, 2016, the Company has repurchased approximately 389,000 common shares for an aggregate repurchase price of $7.8 million in the second quarter.  The Company has approximately $62.0 million remaining on its $100 Million Share Repurchase Program.

Dividends

Hersha paid a dividend of $0.50 per Series B Preferred Share and $0.4297 per Series C Preferred Share for the first quarter ended March 31, 2016.  The preferred share dividends were paid April 15, 2016 to holders of record as of April 1, 2016.

The Board of Trustees also declared quarterly cash dividends of $0.28 per common share and per Limited Partnership unit for the first quarter ended March 31, 2016. The common share dividend and limited partnership unit distribution were paid April 15, 2016 to holders of record as of April 1, 2016.

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Net Income/(Loss)

Net loss applicable to common shareholders was $11.3 million, or ($0.26) per diluted common share in first quarter 2016, compared to a  net loss applicable to common shareholders of $7.5 million, or ($0.15) per diluted common share in first quarter 2015.  The increase in the first quarter 2016 net loss was the result of the previously mentioned renovation disruption.

2016 Outlook

The Company is updating its operating and financial expectations for 2016 to reflect the anticipated sale of seven New York City hotels to Cindat, and the simultaneous formation of the Cindat joint venture. The Company’s expectations are based on the Company’s current view of operating and economic fundamentals, ownership of The Sanctuary Beach Resort as of January 28, 2016, ownership of the Hilton Garden Inn M Street as of March 9, 2016, full ownership of the seven hotels contributed to the Cindat JV through May 1, 2016, and the 30% joint venture ownership of these seven hotels thereafter.  The Company’s updated outlook does not build in any additional acquisitions, dispositions or capital market activities for 2016.  Based on management’s current outlook and assumptions, the Company’s updated full-year 2016 operating expectations are as follows:

	Previous 2016 Outlook		Updated 2016 Outlook
($’s in millions except per share amounts)	Low	High	Low	High
Net income	$37.0	$47.0	$20.0	$30.0
Net income per share	$0.82	$1.05	$0.44	$0.67

Comparable Property RevPAR Growth	4.0%	6.0%	4.0%	6.0%
Comparable Property EBITDA Margin Growth	50 bps	75 bps	50 bps	75 bps

Adjusted EBITDA	$198.0	$208.0	$175.0	$185.0

Adjusted FFO	$131.0	$141.0	$117.0	$127.0
Adjusted FFO per share	$2.79	$3.00	$2.48	$2.69

First Quarter 2016 Conference Call

The Company will host a conference call to discuss these results at 9:00 a.m. Eastern Time on Friday, April 29, 2016.  Hosting the call will be Mr. Jay H. Shah, Chief Executive Officer, Mr. Neil H. Shah, President and Chief Operating Officer, and Mr. Ashish Parikh, Chief Financial Officer.

A live webcast of the conference call will be available on the Company’s website at www.hersha.com.  The conference call can be accessed by dialing 1-888-438-5524 or 1-719-457-2083 for international participants.  A replay of the call will be available from 12:00 p.m. Eastern Time on Friday, April 29, 2016, through midnight Eastern Time on Friday, May 13, 2016. The replay can be accessed by dialing 1-877-870-5176 or 1-858-384-5517 for international participants. The passcode for the call and the replay is 4290577.

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About Hersha Hospitality Trust

Hersha Hospitality Trust (HT) is a self-advised real estate investment trust in the hospitality sector, which owns and operates high quality upscale hotels in urban gateway markets. The Company's 56 hotels totaling 8,892 rooms are located in New York, Boston, Philadelphia, Washington, DC, Miami and select markets on the West Coast. The Company's shares are traded on The New York Stock Exchange under the ticker “HT”.

Non-GAAP Financial Measures

An explanation of Funds from Operations (“FFO”), AFFO, Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Adjusted EBITDA and Hotel EBITDA, as well as reconciliations of FFO, AFFO, EBITDA and Adjusted EBITDA to net income or loss, the most directly comparable U.S. GAAP measures, is included at the end of this release.

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Cautionary Statements Regarding Forward Looking Statements

Certain matters within this press release are discussed using “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statements. These forward-looking statements may include statements related to, among other things: the Company’s 2016 outlook for net income attributable to common shareholders, net income per weighted average common share and OP Units outstanding, Adjusted EBITDA, Adjusted FFO, Adjusted FFO per weighted average common share and OP Unit outstanding, consolidated and comparable RevPAR growth and consolidated and comparable EBITDA margin growth, economic and other assumptions underlying the Company’s 2016 outlook and assumptions regarding economic growth, labor markets, real estate values and the economic vibrancy of our target markets, the Company’s ability to grow operating cash flow, leverage rate-driven revenue growth, return capital to its shareholders, whether in the form of increased dividends or otherwise, the Company’s ability to match or outperform its competitors’ performance, the ability of the Company’s hotels to achieve stabilized or projected revenue, the stability of the lodging industry and the markets in which the Company’s hotel properties are located, the Company’s ability to generate internal and external growth, the Company’s ability to increase margins, including hotel EBITDA margins, the expected increase in the net asset value of the hotels in the Company’s portfolio as a result of capital being invested by foreign or domestic investors or for any other reason, the Company’s ability to close on its pending joint venture with Cindat and other transactions on the terms contemplated or at all, and the Company’s ability to achieve its forecasted stabilization rates. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. The Company’s actual results and financial condition may differ materially from those indicated in the forward-looking statements contained in this press release. Therefore, you should not rely on any of these forward-looking statements.  For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 filed by the Company with the Securities and Exchange Commission (“SEC”) and other documents filed by the Company with the SEC from time to time.  All information provided in this press release, unless otherwise stated, is as of April 28, 2016, and the Company undertakes no duty to update this information unless required by law.

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HERSHA HOSPITALITY TRUST
Balance Sheet (unaudited)
(in thousands, except shares and per share data)

	March 31, 2016	December 31, 2015
Assets:
Investment in Hotel Properties, Net of Accumulated Depreciation, Including Consolidation of Variable Interest Entity Assets of $82,412 and $82,787	$1,702,891	$1,831,119
Investment in Unconsolidated Joint Ventures	9,853	10,316
Cash and Cash Equivalents	23,677	27,955
Escrow Deposits	20,798	19,204
Hotel Accounts Receivable, Net of Allowance for Doubtful Accounts of $2 and $12	10,263	9,465
Due from Related Parties	6,286	6,243
Intangible Assets, Net of Accumulated Amortization of $4,065 and $3,951	14,150	13,389
Deposits on Hotel Acquisitions	-	5,000
Other Assets	36,129	39,371
Hotel Assets Held for Sale	264,784	-
Total Assets	$2,088,831	$1,962,062

Liabilities and Equity:
Line of Credit	$178,550	$27,000
Unsecured Term Loan, Net of Unamortized Deferred Financing Costs	547,829	547,193
Unsecured Notes Payable, Net of Unamortized Deferred Financing Costs	50,538	50,525
Mortgages Payable, Net Unamortized Premium and Unamortized Deferred Financing Costs, and Consolidation of Variable Interest Entity Debt of $52,095 and $52,509	495,604	544,659
Accounts Payable, Accrued Expenses and Other Liabilities	56,720	59,226
Dividends and Distributions Payable	16,900	16,515
Due to Related Parties	3,844	8,789
Liabilities Related to Hotel Assets Held for Sale	55,203	-
Total Liabilities	$1,405,188	$1,253,907

Equity:
Shareholders' Equity:
Preferred Shares: $0.01 Par Value, 29,000,000 Shares Authorized, 4,600,000 Series B and 3,000,000 Series C Shares Issued and Outstanding at March 31, 2016 and December 31, 2015, with Liquidation Preferences of $25 Per Share	$76	$76
Common Shares: Class A, $0.01 Par Value, 300,000,000 Shares Authorized, 44,363,524 and 44,457,368 Shares Issued and Outstanding at March 31, 2016 and December 31, 2015, respectively	443	444
Common Shares: Class B, $0.01 Par Value, 1,000,000 Shares Authorized, None Issued and Outstanding at March 31, 2016 and December 31, 2015	-	-
Accumulated Other Comprehensive Loss	(703)	(466)
Additional Paid-in Capital	1,083,158	1,086,259
Distributions in Excess of Net Income	(432,017)	(408,274)
Total Shareholders' Equity	650,957	678,039

Noncontrolling Interests:
Noncontrolling Interests - Common Units and LTIP Units	34,608	31,876
Noncontrolling Interests - Consolidated Variable Interest Entity	(1,922)	(1,760)
Total Noncontrolling Interests	32,686	30,116

Total Equity	683,643	708,155

Total Liabilities and Equity	$2,088,831	$1,962,062

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HERSHA HOSPITALITY TRUST
Summary Results (unaudited)
(in thousands, except shares and per share data)
	Three Months Ended
	March 31, 2016	March 31, 2015
Revenues:
Hotel Operating Revenues	$106,847	$95,688
Other Revenue	23	24
Total Revenues	106,870	95,712

Operating Expenses:
Hotel Operating Expenses	65,718	57,355
Hotel Ground Rent	893	728
Real Estate and Personal Property Taxes and Property Insurance	9,156	8,270
General and Administrative	2,994	2,808
Share Based Compensation	2,406	1,539
Acquisition and Terminated Transaction Costs	1,508	118
Depreciation and Amortization	20,060	18,253
Total Operating Expenses	102,735	89,071

Operating Income	4,135	6,641

Interest Income	46	48
Interest Expense	(12,221)	(10,635)
Other Expense	(123)	(169)
Loss on Debt Extinguishment	(42)	-
Loss before Loss from Unconsolidated Joint Venture Investments, Income Taxes and Discontinued Operations	(8,205)	(4,115)

Loss from Unconsolidated Joint Venture Investments	(214)	(274)

Net Loss	(8,419)	(4,389)

Loss Allocated to Noncontrolling Interests	687	443
Preferred Distributions	(3,589)	(3,589)

Net Loss Applicable to Common Shareholders	$(11,321)	$(7,535)

Earnings per Share:
BASIC
Net Loss Applicable to Common Shareholders	$(0.26)	$(0.15)

DILUTED
Net Loss Applicable to Common Shareholders	$(0.26)	$(0.15)

Weighted Average Common Shares Outstanding:
Basic	44,379,327	49,582,790
Diluted	44,379,327	49,582,790

Non-GAAP Measures

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FFO and AFFO

The National Association of Real Estate Investment Trusts (“NAREIT”) developed Funds from Operations (“FFO”) as a non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. We calculate FFO applicable to common shares and Common Units in accordance with the April 2002 National Policy Bulletin of NAREIT, which we refer to as the White Paper. The White Paper defines FFO as net income (loss) (computed in accordance with GAAP) excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated assets, plus certain non-cash items, such as loss from impairment of assets and depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Our interpretation of the NAREIT definition is that non-controlling interest in net income (loss) should be added back to (deducted from) net income (loss) as part of reconciling net income (loss) to FFO. Our FFO computation may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do.

The GAAP measure that we believe to be most directly comparable to FFO, net income (loss) applicable to common shareholders, includes loss from the impairment of certain depreciable assets, our investment in unconsolidated joint ventures and land, depreciation and amortization expenses, gains or losses on property sales, non-controlling interest and preferred dividends. In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from our property operations.  We determined that the loss from the impairment of certain depreciable assets, including investments in unconsolidated joint ventures and land, was driven by a measurable decrease in the fair value of certain hotel properties and other assets as determined by our analysis of those assets in accordance with applicable GAAP.  As such, these impairments have been eliminated from net income (loss) to determine FFO.

Hersha also presents Adjusted Funds from Operations (AFFO), which reflects FFO in accordance with the NAREIT definition further adjusted by:

•	adding back non-cash share based compensation expense;
•	adding back acquisition and terminated transaction expenses;
•	adding back contingent considerations;
•	adding back amortization of deferred financing costs;
•	adding back adjustments for the amortization of discounts and premiums;
•	adding back write-offs of deferred financing costs on debt extinguishment, both for consolidated and unconsolidated properties;
•	adding back straight-line amortization of ground lease expense and prior period tax assessment expenses; and
•	adding back unconsolidated joint venture management company transaction costs and state and local tax expense related to prior period assessment.

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FFO and AFFO do not represent cash flows from operating activities in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company’s performance or to cash flow as a measure of liquidity or ability to make distributions. We consider FFO and AFFO to be meaningful, additional measures of our operating performance because they exclude the effects of the assumption that the value of real estate assets diminishes predictably over time, and because they are widely used by industry analysts as performance measures. We show both FFO from consolidated hotel operations and FFO from unconsolidated joint ventures because we believe it is meaningful for the investor to understand the relative contributions from our consolidated and unconsolidated hotels. The display of both FFO from consolidated hotels and FFO from unconsolidated joint ventures allows for a detailed analysis of the operating performance of our hotel portfolio by management and investors.  We present FFO and AFFO applicable to common shares and Partnership units because our Partnership units are redeemable for common shares.  We believe it is meaningful for the investor to understand FFO and AFFO applicable to all common shares and Partnership units.

Certain amounts related to depreciation and amortization and depreciation and amortization from discontinued operations in the prior year FFO reconciliation have been recast to conform to the current year presentation.  In addition, based on guidance provided by NAREIT, we have eliminated loss from the impairment of certain depreciable assets, including investments in unconsolidated joint ventures and land, from net (income) loss to arrive at FFO in each year presented.  The following table reconciles FFO and AFFO for the periods presented to the most directly comparable GAAP measure, net income (loss) applicable to common shares, for the same periods:

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HERSHA HOSPITALITY TRUST
Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)
(in thousands, except shares and per share data)

	Three Months Ended
	March 31, 2016	March 31, 2015

Net loss applicable to common shares	$(11,321)	$(7,535)
Loss allocated to noncontrolling interest	(687)	(443)
Loss from unconsolidated joint ventures	214	274
Depreciation and amortization	20,060	18,253
Funds from consolidated hotel operations applicable to common shares and Partnership units	8,266	10,549

Loss from unconsolidated joint venture investments	(214)	(274)
Depreciation and amortization of purchase price in excess of historical cost	120	120
Interest in depreciation and amortization of unconsolidated joint ventures	606	1,093
Funds from unconsolidated joint venture operations applicable to common shares and Partnership units	512	939

Funds from Operations applicable to common shares and Partnership units	8,778	11,488

Add:
Non-cash share based compensation expense	2,406	1,539
Acquisition and terminated transaction costs	1,508	118
Amortization of deferred financing costs	660	719
Amortization of discounts and premiums	(386)	(253)
Deferred financing costs written off in debt extinguishment	42	-
Straight-line amortization of ground lease expense	162	122

Adjusted Funds from Operations	$13,170	$13,733

AFFO per Diluted Weighted Average Common Shares and Partnership Units Outstanding	$0.28	$0.26

Diluted Weighted Average Common Shares and Partnership Units Outstanding	46,895,449	51,902,211

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Adjusted EBITDA

Adjusted Earnings Before Interest, Taxes, and Depreciation and Amortization (EBITDA) is a non-GAAP financial measure within the meaning of the Securities and Exchange Commission rules. Our interpretation of Adjusted EBITDA is that EBITDA derived from our investment in unconsolidated joint ventures should be added back to net income (loss) as part of reconciling net income (loss) to Adjusted EBITDA. Our Adjusted EBITDA computation may not be comparable to EBITDA or Adjusted EBITDA reported by other companies that interpret the definition of EBITDA differently than we do. Management believes Adjusted EBITDA to be a meaningful measure of a REIT's performance because it is widely followed by industry analysts, lenders and investors and that it should be considered along with, but not as an alternative to, net income, cash flow, FFO and AFFO, as a measure of the Company's operating performance.

HERSHA HOSPITALITY TRUST
Adjusted EBITDA
(in thousands)
	Three Months Ended
	March 31, 2016	March 31, 2015

Net loss applicable to common shareholders	$(11,321)	$(7,535)
Loss allocated to noncontrolling interest	(687)	(443)
Loss from unconsolidated joint ventures	214	274
Non-operating interest income	(46)	(42)
Distributions to Preferred Shareholders	3,589	3,589
Interest expense from continuing operations	12,221	10,635
Deferred financing costs written off in debt extinguishment	42	-
Depreciation and amortization from continuing operations	20,060	18,253
Acquisition and terminated transaction costs	1,508	118
Non-cash share based compensation expense	2,406	1,539
Straight-line amortization of ground lease expense	162	122

Adjusted EBITDA from consolidated hotel operations	28,148	26,510

Loss from unconsolidated joint venture investments	(214)	(274)
Depreciation and amortization of purchase price in excess of historical cost	120	120
Adjustment for interest in interest expense, depreciation and amortization of unconsolidated joint ventures	1,726	2,013

Adjusted EBITDA from unconsolidated joint venture operations	1,632	1,859

Adjusted EBITDA	$29,780	$28,369

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Hotel EBITDA

Hotel EBITDA is a commonly used measure of performance in the hotel industry for a specific hotel or group of hotels. We believe Hotel EBITDA provides a more complete understanding of the operating results of the individual hotel or group of hotels. We calculate Hotel EBITDA by utilizing the total revenues generated from hotel operations less all operating expenses, property taxes, insurance and management fees, which calculation excludes Company expenses not specific to a hotel, such as corporate overhead. Because Hotel EBITDA is specific to individual hotels or groups of hotels and not to the Company as a whole, it is not directly comparable to any GAAP measure and should not be relied on as a measure of performance for our portfolio of hotels taken as a whole.

Supplemental Schedules

The Company has published supplemental earnings schedules in order to provide additional disclosure and financial information for the benefit of the Company’s stakeholders.  These can be found in the Investor Relations section and the “SEC Filings and Presentations” page of the Company’s website, www.hersha.com.

Contact:
Ashish Parikh, Chief Financial Officer

Peter Majeski, Manager of Investor Relations & Finance

Phone:  215-238-1046

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